Exhibit 99.1

Burlington Stores, Inc. Reports Second Quarter 2021 Earnings

All Second Quarter 2021 comparisons are made versus the Second Quarter 2019

o	On a GAAP basis, total sales increased 34%, net income was $103 million, and diluted EPS increased 19% to $1.50
o	Comparable store sales increased 19%
o	On a non-GAAP basis, Adjusted EBIT was $183 million, an increase of 110 basis points as a percentage of sales
o	On a non-GAAP basis, Adjusted EPS increased 43% to $1.94

BURLINGTON, New Jersey; August 26, 2021 — Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel, footwear, accessories, and merchandise for the home at everyday low prices, today announced its results for the second quarter ended July 31, 2021.

Michael O’Sullivan, CEO, stated, “We are pleased with our second quarter results, which showed continued strong momentum in sales growth and margin expansion. Once again, we demonstrated our improved ability to chase the trend through our Burlington 2.0 strategies. We are getting stronger as a business and as a team.”

Mr. O’Sullivan continued, “The environment remains uncertain, and the trend is difficult to predict. We will continue to manage our business flexibly so we can chase the trend or pull back if necessary. In addition, we are seeing a huge imbalance between supply and demand in global logistics systems. This is driving up freight and supply chain expenses and it will put significant pressure on our margins for the balance of the year.”

Mr. O’Sullivan concluded, “Looking further out, we remain very excited by the market share opportunities ahead of us. Our 34% total sales growth year-to-date reinforces our confidence in this opportunity. Meanwhile, we believe that many of the prevailing expense headwinds are being driven by short-term market conditions. We continue to expect significant margin expansion, as these conditions normalize, over the next few years.”

Fiscal 2021 Second Quarter Operating Results (for the 13-week period ended July 31, 2021 compared with the 13-week period ended August 3, 2019)

•	Total sales increased 34% compared to the second quarter of Fiscal 2019 to $2,213 million, while comparable store sales increased 19% compared to the second quarter of Fiscal 2019.
•	Gross margin rate was 42.2% vs. 41.4% for the second quarter of Fiscal 2019, an increase of 80 basis points.
•

Product sourcing costs, which are included in selling, general and administrative expenses (SG&A), were $146 million vs. $82 million in the second quarter of Fiscal 2019. Product sourcing costs include the costs of processing goods through our supply chain and buying costs.

•

SG&A was 31.7% as a percentage of net sales vs. 32.1% in the second quarter of Fiscal 2019. Adjusted SG&A, as defined below, was 24.9% as a percentage of net sales vs. 26.6% in the second quarter of Fiscal 2019, an improvement of 170 basis points.

•	The effective tax rate was 17.1% vs. 11.6% in the second quarter of Fiscal 2019. The Adjusted Effective Tax Rate was 19.6% vs. 12.8% in the second quarter of Fiscal 2019.
•

Net income increased 21% to $103 million, or $1.50 per share vs. $85 million, or $1.26 per share for the second quarter of Fiscal 2019, and Adjusted Net Income was $133 million, or $1.94 per share vs. $91 million, or $1.36 per share for the second quarter of Fiscal 2019.

•	Fully diluted shares outstanding amounted to 68.4 million at the end of the quarter compared with 67.3 million at the end of the second quarter of Fiscal 2019.
•

Adjusted EBITDA increased 44% from the second quarter of Fiscal 2019 to $246 million, an increase of 80 basis points as a percentage of sales. Adjusted EBIT increased 55% from the second quarter of Fiscal 2019 to $183 million, an increase of 110 basis points as a percentage of sales.

First Six Months Fiscal 2021 Results

•       Total sales increased 34% compared to the first six months of Fiscal 2019. Net income increased 69% compared to the same period in Fiscal 2019 to $274 million, or $4.01 per share vs. $2.40 per share in the prior period, an increase of 67%. Adjusted EBIT increased 79%, or $185 million compared to the first six months of Fiscal 2019, to $421 million, an increase of 240 basis points as a percentage of sales. Adjusted Net Income of $309 million was up 75% vs. the prior period, while Adjusted EPS was $4.53 vs. $2.62 in the prior year period, an increase of 73%.

Given the volatility in Fiscal 2020 results caused by COVID-19 and to assist with comparability, all second quarter and first six months Fiscal 2021 comparisons are made versus the second quarter and first six months of Fiscal 2019. For a discussion of results for the second quarter and first six months of Fiscal 2021 as compared to the second quarter and first six months of Fiscal 2020, refer to our Quarterly Report on Form 10-Q for the quarter ended July 31, 2021, which will be filed with the Securities and Exchange Commission (the “SEC”).

Inventory

•

Merchandise inventories were $828 million vs. $824 million at the end of the second quarter of Fiscal 2019. Comparable store inventories decreased 7%, offset by inventory from the addition of 101 net new stores opened since the end of the second quarter of Fiscal 2019. Reserve inventory was 31% of total inventory at the end of the second quarter of Fiscal 2021 compared to 33% at the end of the second quarter of Fiscal 2019.

Liquidity

•	The Company ended the second quarter of Fiscal 2021 with $1,878 million in liquidity, comprised of $1,344 million in unrestricted cash and $534 million in availability on its ABL facility.

Term Loan Extension

•

On June 24, 2021, the Company completed the repricing and extension of its $961 million senior secured term loan facility, which extended the maturity from November 2024 to June 2028. The applicable interest rate margin for LIBOR loans was increased from 1.75% to 2.00%. In addition, in a related transaction, the Company completed a “Blend and Extend” interest rate swap transaction on $450 million in principal amount on the term loan facility, extending the swap’s maturity from December 2023 to June 2028. The new blended swap rate was reduced from 2.72% to 2.19%.

Share Repurchase

•

We repurchased no shares during the quarter under the Company’s previous share repurchase authorization which expired August 14, 2021. The Company’s Board of Directors recently authorized the repurchase of up to $400 million of common stock, which is authorized to be executed through August 2023.

Outlook

Given the uncertainty surrounding the pace of the recovery of consumer demand and the ongoing COVID-19 pandemic, the Company is not providing sales or earnings guidance for Fiscal 2021 (the 52-weeks ending January 29, 2022) at this time.

The Company is updating the following Fiscal 2021 guidance items:

•	Capital expenditures, net of landlord allowances, is now expected to be approximately $510 million;
•	The Company still expects to open 100 new stores, while relocating or closing 25 stores, for a total of 75 net new stores in Fiscal 2021;
•	Depreciation & amortization, exclusive of favorable lease costs, is now expected to be approximately $255 million;
•	Interest expense is now expected to be approximately $70 million; and
•	The effective tax rate is now expected to be approximately 22% to 23%.

Note Regarding Non-GAAP Financial Measures

The foregoing discussion of the Company’s operating results includes references to Adjusted SG&A, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings per Share (or Adjusted EPS), Adjusted EBIT (or Operating Margin), and Adjusted Effective Tax Rate. The Company believes these supplemental measures are useful in evaluating the performance of our business and provide greater transparency into our results of operations. In particular, we believe that excluding certain items that may vary substantially in frequency and magnitude from what we consider to be our core operating results are useful supplemental measures that assist in evaluating our ability to generate earnings and leverage sales, and to more readily compare core operating results between past and future periods.  These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures later in this document.

Second Quarter 2021 Conference Call

Investors can pre-register for the call here. A live webcast of the conference call will also be available on the investor relations page of the company's website at www.burlingtoninvestors.com.

For those unable to participate in the conference call, a replay will be available after the conclusion of the call on August 26, 2021 beginning at 11:30 a.m. ET through September 2, 2021 at 11:59 p.m. ET. The U.S. toll-free replay dial-in number is 1-855-859-2056 and the international replay dial-in number is 1-404-537-3406. The replay passcode is 1059544.

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with Fiscal 2020 net sales of $5.8 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 792 stores as of the end of the second quarter of Fiscal 2021, in 45 states and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers' prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats.

For more information about the Company, visit www.burlington.com.

Investor Relations Contacts:

David J. Glick

Daniel Delrosario

855-973-8445
Info@BurlingtonInvestors.com

Allison Malkin

ICR, Inc.

203-682-8225

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this release, including those about our expected sales trend, our liquidity position, inventory plans, and the economic environment, as well as statements describing our outlook for future periods, are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual events or results to differ materially from those we expected, including general economic conditions; pandemics, including the duration of the COVID-19 pandemic and actions taken to slow its spread and the related impact on consumer confidence and spending; our ability to successfully implement one or more of our strategic initiatives and growth plans; the availability of desirable store locations on suitable terms; changing consumer preferences and demand; industry trends, including changes in buying, inventory and other business practices; competitive factors, including pricing and promotional activities of major competitors and an increase in competition within the markets in which we compete; the availability, selection and purchasing of attractive merchandise on favorable terms; import risks, including  tax and trade policies, tariffs and government regulations; weather patterns, including, among other things, changes in year-over-year temperatures; our future profitability; our ability to control costs and expenses; unforeseen cyber-related problems or attacks; any unforeseen material loss or casualty; the effect of inflation; regulatory and tax changes; our relationships with employees; the impact of current and future laws and the interpretation of such laws; terrorist attacks, particularly attacks on or within markets in which we operate; natural and man-made disasters, including fire, snow and ice storms, flood, hail, hurricanes and earthquakes; our substantial level of indebtedness and related debt-service obligations; restrictions imposed by covenants in our debt agreements; availability of adequate financing; our dependence on vendors for our merchandise; domestic events affecting the delivery of merchandise to our stores; existence of adverse litigation; and each of the factors that may be described from time to time in our filings with the SEC. For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

BURLINGTON STORES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(unaudited)

(All amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	July 31,	August 1,	August 3,	July 31,	August 1,	August 3,
	2021	2020	2019	2021	2020	2019
REVENUES:
Net sales	$2,212,812	$1,009,882	$1,656,363	$4,403,479	$1,807,877	$3,284,910
Other revenue	3,099	2,446	5,659	5,728	5,974	11,306
Total revenue	2,215,911	1,012,328	1,662,022	4,409,207	1,813,851	3,296,216
COSTS AND EXPENSES:
Cost of sales	1,279,685	547,550	970,421	2,521,873	1,329,734	1,931,739
Selling, general and administrative expenses	702,291	491,598	531,843	1,367,119	976,686	1,049,221
Costs related to debt issuances and amendments	3,331	—	7	3,331	4,352	(375)
Depreciation and amortization	62,814	54,404	52,261	118,424	108,694	102,902
Impairment charges - long-lived assets	970	1,077	—	1,747	3,001	—
Other income - net	(5,841)	(824)	(1,663)	(7,214)	(2,946)	(3,754)
Loss on extinguishment of debt	31,395	—	—	31,395	202	—
Interest expense	17,502	28,359	13,435	37,101	43,052	26,805
Total costs and expenses	2,092,147	1,122,164	1,566,304	4,073,776	2,462,775	3,106,538
Income (loss) before income tax expense (benefit)	123,764	(109,836)	95,718	335,431	(648,924)	189,678
Income tax expense (benefit)	21,210	(63,055)	11,151	61,847	(268,415)	27,346
Net income (loss)	$102,554	$(46,781)	$84,567	$273,584	$(380,509)	$162,332

Diluted net income (loss) per common share	$1.50	$(0.71)	$1.26	$4.01	$(5.79)	$2.40

Weighted average common shares - diluted	68,448	65,947	67,274	68,240	65,760	67,502

BURLINGTON STORES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(All amounts in thousands)

	July 31,	January 30,	August 1,	August 3,
	2021	2021	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,344,318	$1,380,276	$1,077,146	$97,207
Restricted cash and cash equivalents	6,582	6,582	6,582	21,882
Accounts receivable—net	78,761	62,161	50,255	98,201
Merchandise inventories	828,152	740,788	607,554	823,787
Assets held for disposal	2,500	6,655	—	—
Prepaid and other current assets	403,602	314,154	150,253	144,832
Total current assets	2,663,915	2,510,616	1,891,790	1,185,909
Property and equipment—net	1,467,399	1,438,863	1,431,476	1,317,562
Operating lease assets	2,506,985	2,469,366	2,457,553	2,161,657
Goodwill and intangible assets—net	285,064	285,064	285,064	285,064
Deferred tax assets	4,197	4,422	4,678	4,125
Other assets	64,941	72,761	299,373	92,120
Total assets	$6,992,501	$6,781,092	$6,369,934	$5,046,437

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$979,973	$862,638	$492,349	$690,597
Current operating lease liabilities	326,282	304,629	277,211	277,411
Other current liabilities	483,134	512,830	451,877	344,584
Current maturities of long term debt	14,095	3,899	3,760	3,176
Total current liabilities	1,803,484	1,683,996	1,225,197	1,315,768
Long term debt	1,774,312	1,927,770	2,161,166	1,079,775
Long term operating lease liabilities	2,429,315	2,400,782	2,390,344	2,069,613
Other liabilities	105,737	103,940	113,580	94,601
Deferred tax liabilities	203,958	199,850	217,387	171,543
Stockholders' equity	675,695	464,754	262,260	315,137
Total liabilities and stockholders' equity	$6,992,501	$6,781,092	$6,369,934	$5,046,437

BURLINGTON STORES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(All amounts in thousands)

	Six Months Ended
	July 31,	August 1,	August 3,
	2021	2020	2019
OPERATING ACTIVITIES
Net income (loss)	$273,584	$(380,509)	$162,332
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	118,424	108,694	102,902
Deferred income taxes	42,434	(5,923)	(1,817)
Loss on extinguishment of debt	31,395	202	—
Non-cash stock compensation expense	36,059	30,045	20,974
Non-cash lease expense	(6,968)	1,226	7,318
Cash received from landlord allowances	19,995	12,825	23,427
Changes in assets and liabilities:
Accounts receivable	(15,631)	59,304	(22,754)
Merchandise inventories	(87,364)	169,694	129,890
Accounts payable	116,346	(269,750)	(158,675)
Other current assets and liabilities	(115,324)	(3,422)	(37,918)
Long term assets and liabilities	1,087	(216,888)	1,829
Other operating activities	12,833	21,472	1,915
Net cash provided by (used in) operating activities	426,870	(473,030)	229,423
INVESTING ACTIVITIES
Cash paid for property and equipment	(147,187)	(133,722)	(163,480)
Lease acquisition costs	(436)	—	(459)
Proceeds from insurance recoveries related to property and equipment	5,988	—	—
Other investing activities	—	(395)	(44)
Net cash (used in) investing activities	(141,635)	(134,117)	(163,983)
FINANCING ACTIVITIES
Proceeds from long term debt—ABL Line of Credit	—	400,000	1,053,500
Principal payments on long term debt—ABL Line of Credit	—	(150,000)	(956,600)
Proceeds from long term debt—Term B-6 Loans	956,608	—	—
Principal payments on long term debt—Term B-5 Loans	(961,415)	—	—
Proceeds from long term debt—Convertible Note	—	805,000	—
Proceeds from long term debt—Secured Note	—	300,000	—
Principal payments on long term debt—Secured Note	(323,866)	—	—
Purchase of treasury shares	(13,261)	(59,891)	(193,165)
Other financing activities	20,741	(13,890)	15,758
Net cash (used in) provided by financing activities	(321,193)	1,281,219	(80,507)
(Decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(35,958)	674,072	(15,067)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	1,386,858	409,656	134,156
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$1,350,900	$1,083,728	$119,089

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share data)

The following tables calculate the Company’s Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Adjusted EBIT, Adjusted SG&A and Adjusted Effective Tax Rate, all of which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted Net Income (Loss) is defined as net income (loss), exclusive of the following items, if applicable: (i) net favorable lease costs; (ii) costs related to debt issuances and amendments; (iii) loss on extinguishment of debt; (iv) impairment charges; (v) amounts related to certain litigation matters; (vi) non-cash interest expense on convertible notes; (vii) costs related to closing the e-commerce store; and (viii) other unusual, non-recurring or extraordinary expenses, losses, charges or gains, all of which are tax effected to arrive at Adjusted Net Income (Loss).

Adjusted EPS is defined as Adjusted Net Income (Loss) divided by the diluted weighted average shares outstanding, as defined in the table below.

Adjusted EBITDA is defined as net income (loss), exclusive of the following items, if applicable: (i) interest expense; (ii) interest income; (iii) loss on extinguishment of debt; (iv) income tax expense (benefit); (v) depreciation and amortization; (vi) impairment charges; (vii) costs related to debt issuances and amendments; (viii) amounts related to certain litigation matters; (ix) costs related to closing the e-commerce store; and (x) other unusual, non-recurring or extraordinary expenses, losses, charges or gains.

Adjusted EBIT (or Adjusted Operating Margin) is defined as net income (loss), exclusive of the following items, if applicable: (i) interest expense; (ii) interest income; (iii) loss on extinguishment of debt; (iv) income tax expense (benefit); (v) impairment charges; (vi) net favorable lease costs; (vii) costs related to debt issuances and amendments; (viii) amounts related to certain litigation matters; (ix) costs related to closing the e-commerce store; and (x) other unusual, non-recurring or extraordinary expenses, losses, charges or gains.

Adjusted SG&A is defined as SG&A less product sourcing costs, favorable lease costs, amounts related to certain litigation matters and costs related to closing the e-commerce store.

Adjusted Effective Tax Rate is defined as the GAAP effective tax rate less the tax effect of the reconciling items to arrive at Adjusted Net Income (footnote (f) in the table below).

The Company presents Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Adjusted EBIT, Adjusted SG&A and Adjusted Effective Tax Rate, because it believes they are useful supplemental measures in evaluating the performance of the Company’s business and provide greater transparency into the results of operations. In particular, the Company believes that excluding certain items that may vary substantially in frequency and magnitude from what the Company considers to be its core operating results are useful supplemental measures that assist in evaluating the Company’s ability to generate earnings and leverage sales, and to more readily compare core operating results between past and future periods.

The Company believes that these non-GAAP measures provide investors helpful information with respect to the Company’s operations and financial condition. Other companies in the retail industry may calculate these non-GAAP measures differently such that the Company’s calculation may not be directly comparable.

The following table shows the Company’s reconciliation of net income (loss) to Adjusted Net Income (Loss) and Adjusted EPS for the periods indicated:

	(unaudited)
	(in thousands, except per share data)
	Three Months Ended			Six Months Ended
	July 31,	August 1,	August 3,	July 31,	August 1,	August 3,
	2021	2020	2019	2021	2020	2019
Reconciliation of net income (loss) to Adjusted Net Income (Loss):
Net income (loss)	$102,554	$(46,781)	$84,567	$273,584	$(380,509)	$162,332
Net favorable lease costs (a)	6,002	6,183	9,205	11,913	12,626	19,907
Non-cash interest expense on convertible notes (b)	—	7,387	—	—	8,753	—
Costs related to debt issuances and amendments (c)	3,331	—	7	3,331	4,352	(375)
Loss on extinguishment of debt (d)	31,395	—	—	31,395	202	—
Impairment charges	970	1,077	—	1,747	3,001	—
Litigation matters (e)	—	10,388	—	—	20,788	—
E-commerce closure (f)	—	970	—	—	970	—
Tax effect (g)	(11,175)	(16,421)	(2,333)	(12,946)	(22,427)	(4,931)
Adjusted Net Income (Loss)	$133,077	$(37,197)	$91,446	$309,024	$(352,244)	$176,933
Diluted weighted average shares outstanding (h)	68,448	65,947	67,274	68,240	65,760	67,502
Adjusted Earnings per Share	$1.94	$(0.56)	$1.36	$4.53	$(5.36)	$2.62

The following table shows the Company’s reconciliation of net income (loss) to Adjusted EBITDA for the periods indicated:

	(unaudited)
	(in thousands)
	Three Months Ended			Six Months Ended
	July 31,	August 1,	August 3,	July 31,	August 1,	August 3,
	2021	2020	2019	2021	2020	2019
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$102,554	$(46,781)	$84,567	$273,584	$(380,509)	$162,332
Interest expense	17,502	28,359	13,435	37,101	43,052	26,805
Interest income	(46)	(301)	(189)	(120)	(1,016)	(393)
Loss on extinguishment of debt (d)	31,395	—	—	31,395	202	—
Costs related to debt issuances and amendments (c)	3,331	—	7	3,331	4,352	(375)
Litigation matters (e)	—	10,388	—	—	20,788	—
E-commerce closure (f)	—	970	—	—	970	—
Depreciation and amortization (i)	68,816	60,537	61,355	130,337	121,222	122,535
Impairment charges	970	1,077	—	1,747	3,001	—
Income tax expense (benefit)	21,210	(63,055)	11,151	61,847	(268,415)	27,346
Adjusted EBITDA	$245,732	$(8,806)	$170,326	$539,222	$(456,353)	$338,250

The following table shows the Company’s reconciliation of net income (loss) to Adjusted EBIT for the periods indicated:

	(unaudited)
	(in thousands)
	Three Months Ended			Six Months Ended
	July 31,	August 1,	August 3,	July 31,	August 1,	August 3,
	2021	2020	2019	2021	2020	2019
Reconciliation of net income (loss) to Adjusted EBIT:
Net income (loss)	$102,554	$(46,781)	$84,567	$273,584	$(380,509)	$162,332
Interest expense	17,502	28,359	13,435	37,101	43,052	26,805
Interest income	(46)	(301)	(189)	(120)	(1,016)	(393)
Loss on extinguishment of debt (d)	31,395	—	—	31,395	202	—
Costs related to debt issuances and amendments (c)	3,331	—	7	3,331	4,352	(375)
Net favorable lease costs (a)	6,002	6,183	9,205	11,913	12,626	19,907
Impairment charges	970	1,077	—	1,747	3,001	—
Litigation matters (e)	—	10,388	—	—	20,788	—
E-commerce closure (f)	—	970	—	—	970	—
Income tax expense (benefit)	21,210	(63,055)	11,151	61,847	(268,415)	27,346
Adjusted EBIT	$182,918	$(63,160)	$118,176	$420,798	$(564,949)	$235,622

The following table shows the Company’s reconciliation of SG&A to Adjusted SG&A for the periods indicated:

	(unaudited)
	(in thousands)
	Three Months Ended			Six Months Ended
	July 31,	August 1,	August 3,	July 31,	August 1,	August 3,
Reconciliation of SG&A to Adjusted SG&A:	2021	2020	2019	2021	2020	2019
SG&A	$702,291	$491,598	$531,843	$1,367,119	$976,686	$1,049,221
Net favorable lease costs (a)	(6,002)	(6,134)	(9,094)	(11,913)	(12,528)	(19,633)
Product sourcing costs	(145,914)	(72,085)	(82,152)	(286,412)	(146,576)	(160,710)
Litigation matters (e)	—	(10,388)	—	—	(20,788)	—
E-commerce closure (f)	—	(970)	—	—	(970)	—
Adjusted SG&A	$550,375	$402,021	$440,597	$1,068,794	$795,824	$868,878

The following table shows the reconciliation of the Company’s effective tax rates on a GAAP basis to the Adjusted Effective Tax Rates for the periods indicated:

	(unaudited)
	Three Months Ended			Six Months Ended
	July 31,	August 1,	August 3,	July 31,	August 1,	August 3,
	2021	2020	2019	2021	2020	2019
Effective tax rate on a GAAP basis	17.1%	57.4%	11.6%	18.4%	41.4%	14.4%
Adjustments to arrive at Adjusted Effective Tax Rate	2.5	(1.8)	1.2	1.1	(0.3)	1.0
Adjusted Effective Tax Rate	19.6%	55.6%	12.8%	19.5%	41.1%	15.4%

(a)

Net favorable lease costs represents the non-cash amortization expense associated with favorable and unfavorable leases that were recorded as a result of purchase accounting related to the April 13, 2006 Bain Capital acquisition of Burlington Coat Factory Warehouse Corporation. These expenses are recorded in the line item “Selling, general and administrative expenses” in our Condensed Consolidated Statements of Income (Loss).

(b)

Represents non-cash accretion of original issue discount on convertible notes. The original issue discount was eliminated as of the beginning of Fiscal 2021, as a result of adopting Accounting Standards Update 2020-06, “Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity.”

(c)	Represents certain costs incurred to refinance the Term Loan Facility, as well as the issuance of secured notes and convertible notes.
(d)	Amounts relate to the redemption of the secured notes, as well as the refinancing of the Term Loan Facility.
(e)	Represents amounts charged for certain litigation matters.
(f)

Tax effect is calculated based on the effective tax rates (before discrete items) for the respective periods, adjusted for the tax effect for the impact of items (a) through (e).  The effective tax rate for Fiscal 2020 includes the benefit of loss carrybacks to prior years with higher statutory tax rates.

(g)	Diluted weighted average shares outstanding starts with basic shares outstanding and adds back any potentially dilutive securities outstanding during the period.
(h)

Includes favorable lease costs included in the line item “Selling, general and administrative expenses” in our Condensed Consolidated Statements of Income (Loss). During the three months ended July 31, 2021, August 1, 2020 and August 3, 2019, favorable lease costs were $6.0 million, $6.1 million and $9.1 million, respectively. During the six months ended July 31, 2021, August 1, 2020 and August 3, 2019, favorable lease costs were $11.9 million, $12.5 million and $19.6 million, respectively.